Exhibit 99.1

For Immediate Release

Mediacom Communications Reports Results
for Second Quarter 2004

Middletown, NY – August 5, 2004 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three months ended June 30, 2004.

Second Quarter 2004 Financial Highlights

For the second quarter of 2004, revenues increased by 6.1% to $267.6 million from $252.2 million in the second quarter of 2003. Operating income before depreciation and amortization (“OIBDA”) for the second quarter of 2004 increased by 3.5% to $108.4 million from $104.7 million, and operating income increased by 147.3% to $52.9 million from $21.4 million, as compared to the second quarter of 2003. Net income for the second quarter of 2004 was $30.1 million, or $0.25 per share, as compared to a net loss of $38.2 million, or negative $0.32 per share, in the second quarter of 2003.

Unlevered free cash flow was $67.1 million, an increase of 94.8% from $34.4 million in the second quarter of 2003. Free cash flow improved to $19.7 million, as compared to negative $14.5 million for the second quarter of 2003. The Company defines unlevered free cash flow as OIBDA less cash taxes and capital expenditures and free cash flow as OIBDA less interest expense, net, cash taxes and capital expenditures. Please see the section of this press release entitled “Use of Non-GAAP Financial Measures” for additional information regarding OIBDA, unlevered free cash flow and free cash flow.

“Continued growth from our data and advertising businesses led the way to revenue and OIBDA growth in the second quarter relative to last year, notwithstanding basic subscriber losses in this seasonally weak period,” said Rocco B. Commisso, Mediacom Communications’ Chairman and CEO. “At the same time, largely as a result of the completion of our network upgrade program, unlevered free cash flow nearly doubled year-over-year, reflecting a margin of 25.1% of revenues. This generated free cash flow per share of $0.17, compared to negative free cash flow per share of $0.12 in the second quarter of 2003.

“Competition intensified during the quarter, with satellite providers’ local-into-local coverage of our subscriber base estimated to be 89% at June 30, 2004 as compared to 62% at year-end 2003. We have stepped up our responses to these competitive developments in our markets. During the second quarter, we launched a more value-oriented digital entry package including premium services as well as a premium digital package bundled with our slower-speed 128k data service in newly competitive video markets. Early indications are positive, as we added a modest number of digital customers on a sequential basis. We believe that these competitive responses, together with expanding market availability of high-definition TV, video-on-demand and digital video recorders, will help to counter basic subscriber trends. Longer-term, to solidify our competitive positioning, we are hard at work on the development of our VoIP telephony service, which we plan to commercially launch in certain markets in the first half of 2005,” concluded Mr. Commisso.

Three Months Ended June 30, 2004 Compared to Three Months Ended June 30, 2003

Revenues rose 6.1%. Video revenues increased 1.3% as a result of basic rate increases, partially offset by a 4.4% decline in basic subscribers from 1,560,000 to 1,491,000. Digital customers, at 373,000, were down 12,000 compared to a year ago, but up slightly on a sequential basis. Data revenues rose 39.7% due to an increase in data customers from 234,000 to 327,000. Data customer additions during the second quarter of 2004 increased to 25,000 compared with 20,000 in the year-ago period, helped by the limited launch of our 128k data product. Advertising revenues increased 16.2%, primarily as a result of bringing in-house certain markets previously managed by third parties and to a lesser extent from increased local advertising sales.

Service costs increased 6.2%. Of this increase: 32.2% was due to servicing the growth in data customers; 21.5% was due to higher programming expenses caused by unit cost increases and channel additions, offset in part by a reduction in video subscribers and an increase in launch support received from programmers; 11.3% was due to an increase in vehicle repair and gasoline costs; and 9.0% was due to increased use of outside contractors to service our customers.

Selling, general and administrative expenses increased 9.7%. Of this increase: 33.3% was due to higher marketing costs for new programs instituted during the quarter; 20.8% was due to an increase in employee costs; 11.8% was due to higher advertising costs as a result of bringing in-house certain markets previously managed by third parties; 11.3% was due to increased property taxes and franchise fees; 10.6% was due to greater expensing of labor and overhead costs resulting from the transition from upgrade construction to maintenance activities; and 8.0% was due to increased telephone costs.

Corporate expenses increased 26.8%. This was principally due to increases in employee compensation, and to a lesser extent, increases in professional service fees and insurance premiums.

Depreciation and amortization decreased 33.4%. The decrease was primarily due to changes, effective July 1, 2003, in the estimated useful lives of the Company’s cable systems and equipment in conjunction with the completion of the Company’s network upgrade and rebuild program. The decrease was offset in part by increased depreciation for investments in our cable network and ongoing investments to continue the rollout of products and services such as video-on-demand, high-definition TV and broadband data access.

Interest expense, net, decreased 3.0%. This was primarily due to lower average indebtedness and lower market interest rates on the Company’s variable rate debt.

Principally as a result of higher market interest rates at the end of the quarter compared with the beginning, the Company recorded a net gain on derivatives amounting to $21.3 million for the three months ended June 30, 2004, as compared to a net loss on derivatives of $8.6 million for the three months ended June 30, 2003.

The Company had a net gain on sale of assets and investments amounting to $5.9 million for the three months ended June 30, 2004 and $0.7 million for the three months ended June 30, 2003. The net gain for the second quarter of 2004 was principally due to the sale of a non-strategic cable system with approximately 3,450 subscribers for gross proceeds of about $10.1 million.

As a result of all of these factors, net income for the three months ended June 30, 2004 was $30.1 million as compared to a net loss of $38.2 million for the three months ended June 30, 2003.

Liquidity and Capital Resources

Net cash flows provided by operating activities for the six months ended June 30, 2004 amounted to $112.1 million, due principally to the Company’s operating income, depreciation and amortization, interest expense and changes in current assets and liabilities. Net cash flows used in investing activities for the six months ended June 30, 2004 were $74.3 million, due principally to capital expenditures of $81.0 million and the purchase of a small cable system for $3.4 million, offset by $10.6 million in proceeds principally from the sale of a cable system. Net cash flows used in financing activities for the six months ended June 30, 2004 amounted to $41.4 million and reflected the repayment of debt.

Financial Position

At June 30, 2004, the Company had total debt outstanding of $3.01 billion, a reduction of $41.9 million since December 31, 2003. As of June 30, 2004, the Company had unused credit facilities of $738 million, $657 million of which could be borrowed and used for general corporate purposes based on the terms and conditions of the Company’s debt arrangements. As of the date of this press release, 73% of the Company’s total debt is at fixed interest rates or subject to interest rate protection, and the Company’s weighted average cost of debt capital, including interest rate swap agreements, is 6.5%.

Use of Non-GAAP Financial Measures

“OIBDA,” “unlevered free cash flow,” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines unlevered free cash flow as OIBDA less cash taxes and capital expenditures, and free cash flow as OIBDA less interest expense, net, cash taxes and capital expenditures.

OIBDA is one of the primary measures used by management to evaluate the Company’s performance and to forecast future results. The Company believes OIBDA is useful for investors because it enables them to assess the Company’s performance in a manner similar to the method used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies. A limitation of this measure, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management utilizes a separate process to budget, measure and evaluate capital expenditures.

Unlevered free cash flow and free cash flow are used by management to evaluate the Company’s ability to service its debt and to fund continued growth with internally generated funds. The Company believes unlevered free cash flow and free cash flow are useful for investors because they enable them to assess the Company’s ability to service its debt and to fund continued growth with internally generated funds in a manner similar to the method used by management, and provide measures that can be used to analyze, value and compare companies in the cable television industry. The Company’s definitions of unlevered free cash flow and free cash flow eliminate the impact of quarterly working capital fluctuations, most notably from the timing of semi-annual cash interest payments on the Company’s senior notes. The only difference between the terms unlevered free cash flow and free cash flow is that unlevered free cash flow does not subtract interest expense, net. The Company’s definitions of unlevered free cash flow and free cash flow may not be comparable to similarly titled measures used by other companies.

OIBDA, unlevered free cash flow and free cash flow should not be regarded as alternatives to either operating income, net income or net loss as indicators of operating performance or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to unlevered free cash flow and free cash flow. Reconciliations of historical presentations of OIBDA, unlevered free cash flow and free cash flow to their most directly comparable GAAP financial measures are provided in Attachment 6.

Teleconference

The Company will hold a teleconference to discuss its second quarter results today at 10:30 a.m. Eastern Time. A live broadcast of the Company’s teleconference can be accessed through the Company web site at www.mediacomcc.com. Participants should go to the Investor Relations link at least 10 minutes prior to the start time to register. The teleconference will be archived on the website.

Company Description

Mediacom Communications is the nation’s 8th largest cable television company and the leading cable operator focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, high-definition television and high-speed Internet access. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.

Forward Looking Statements

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continues” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statements include: competition in the Company’s video and high-speed Internet access businesses; the Company’s ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; increasing programming costs; changes in laws and regulations; the Company’s ability to generate sufficient cash flow to meet its debt service obligations and the other risks and uncertainties described in the Company’s annual report on Form 10-K and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Attachments:	Contact:
(1) Actual Results – Three-Month Periods	Investor Relations
(2) Actual Results – Six-Month Periods	Matt Derdeyn
(3) Consolidated Balance Sheet Data	Vice President,
(4) Condensed Statements of Cash Flows	Corporate Finance
(5) Capital Expenditure Data	(845) 695-2612
(6) Reconciliation Data – Historical	Media Relations
(7) Calculation – Unlevered Free Cash Flow and Free Cash Flow	Marvin Rappaport
(8) Summary Operating Statistics	Vice President,
Governmental Relations (845) 695-2704

(1) Actual Results – Three-Month Periods

The table below presents actual results for the three-month periods ended June 30, 2004 and June 30, 2003 (percentage changes that are not meaningful are marked NM).

MEDIACOM COMMUNICATIONS CORPORATION
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,		Percent
	2004	2003	Change
Video	$216,971	$214,148	1.3%
Data	38,134	27,290	39.7
Advertising	12,494	10,756	16.2

Total revenues	267,599	252,194	6.1
Service costs	101,672	95,692	6.2
SG&A expenses	52,546	47,882	9.7
Corporate expenses	4,957	3,908	26.8
Depreciation and amortization	55,492	83,312	(33.4)

Operating income	52,932	21,400	147.3
Interest expense, net	(47,403)	(48,883)	(3.0)
Gain (loss) on derivatives, net	21,267	(8,624)	NM
Gain on sale of assets and investments, net	5,885	675	NM
Other expense	(2,378)	(2,513)	(5.4)

Net income (loss) before provision for income taxes	30,303	(37,945)	NM
Provision for income taxes	174	213	NM

Net income (loss)	$30,129	$(38,158)	NM

Basic weighted average shares outstanding	118,806	118,632
Diluted weighted average shares outstanding	128,067	118,632
Basic and diluted earnings (loss) per share	$0.25	$(0.32)

OIBDA (a)	$108,424	$104,712	3.5%
OIBDA margin (b)	40.5%	41.5%
Operating income margin (c)	19.8%	8.5%
Unlevered free cash flow (d)	$67,076	$34,425	94.8%
Unlevered free cash flow margin (e)	25.1%	13.7%
Free cash flow (f)	$19,673	$(14,458)	NM
Free cash flow per share (g)	$0.17	$(0.12)

(a)	See Attachment (6) Reconciliation Data — Historical for a reconciliation of OIBDA to operating income.
(b)	Represents OIBDA as a percentage of revenues.
(c)	Represents operating income as a percentage of revenues.
(d)	Represents OIBDA less cash taxes and capital expenditures. See Attachment (6) Reconciliation Data – Historical for a reconciliation of unlevered free cash flow to net cash flows provided by operating activities.
(e)	Represents unlevered free cash flow as a percentage of revenues.
(f)	Represents unlevered free cash flow less interest expense, net. See Attachment (6) Reconciliation Data – Historical for a reconciliation of free cash flow to net cash flows provided by operating activities.
(g)	Represents free cash flow divided by basic weighted average common shares outstanding.

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(2) Actual Results – Six-Month Periods

The table below presents actual results for the six-month periods ended June 30, 2004 and June 30, 2003 (percentage changes that are not meaningful are marked NM).

MEDIACOM COMMUNICATIONS CORPORATION
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,		Percent
	2004	2003	Change
Video	$433,221	$423,459	2.3%
Data	74,653	51,574	44.8
Advertising	23,164	19,936	16.2

Total revenues	531,038	494,969	7.3
Service costs	204,123	190,202	7.3
SG&A expenses	104,376	95,253	9.6
Corporate expenses	9,848	7,607	29.5
Depreciation and amortization	108,195	161,478	(33.0)

Operating income	104,496	40,429	158.5
Interest expense, net	(94,567)	(97,589)	(3.1)
Gain (loss) on derivatives, net	13,716	(9,716)	NM
Gain on sale of assets and investments, net	5,885	675	NM
Other expense	(4,813)	(4,910)	(2.0)

Net income (loss) before provision for income taxes	24,717	(71,111)	NM
Provision for income taxes	327	413	NM

Net income (loss)	$24,390	$(71,524)	NM

Basic and diluted weighted average shares outstanding	118,764	118,579
Basic and diluted earnings (loss) per share	$0.21	$(0.60)

OIBDA (a)	$212,691	$201,907	5.3%
OIBDA margin (b)	40.0%	40.8%
Operating income margin (c)	19.7%	8.2%
Unlevered free cash flow (d)	$131,421	$61,547	113.5%
Unlevered free cash flow margin (e)	24.7%	12.4%
Free cash flow (f)	$36,854	$(36,042)	NM
Free cash flow per share (g)	$0.31	$(0.30)

(a)	See Attachment (6) Reconciliation Data — Historical for a reconciliation of OIBDA to operating income.
(b)	Represents OIBDA as a percentage of revenues.
(c)	Represents operating income as a percentage of revenues.
(d)	Represents OIBDA less cash taxes and capital expenditures. See Attachment (6) Reconciliation Data – Historical for a reconciliation of unlevered free cash flow to net cash flows provided by operating activities.
(e)	Represents unlevered free cash flow as a percentage of revenues.
(f)	Represents unlevered free cash flow less interest expense, net. See Attachment (6) Reconciliation Data – Historical for a reconciliation of free cash flow to net cash flows provided by operating activities.
(g)	Represents free cash flow divided by basic weighted average common shares outstanding.

(3) Consolidated Balance Sheet Data

MEDIACOM COMMUNICATIONS CORPORATION
Consolidated Balance Sheet Data
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2004	2003
ASSETS
Cash and cash equivalents	$22,244	$25,815
Investments	1,987	2,933
Subscriber accounts receivable, net	59,322	56,706
Prepaid expenses and other assets	16,076	14,260

Total current assets	$99,629	$99,714
Property, plant and equipment, net	1,446,368	1,465,362
Intangible assets, net	2,047,060	2,050,095
Other assets, net	36,533	39,788

Total assets	$3,629,590	$3,654,959

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$243,384	$247,728
Deferred revenue	38,831	36,634
Current portion of long-term debt	30,159	12,570

Total current liabilities	$312,374	$296,932
Long-term debt, less current portion	2,979,447	3,038,922
Other non-current liabilities	27,776	33,991
Total stockholders’ equity	309,993	285,114

Total liabilities and stockholders’ equity	$3,629,590	$3,654,959

(4) Condensed Statements of Cash Flows

MEDIACOM COMMUNICATIONS CORPORATION
Condensed Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2004	2003
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net cash flows provided by operating activities	$112,091	$110,500

CASH FLOWS USED IN INVESTING ACTIVITIES
Capital expenditures	(81,025)	(131,889)
Acquisition of cable television systems	(3,372)	—
Proceeds from sale of assets and investments	10,556	10,722
Other investment activities	(424)	(629)

Net cash flows used in investing activities	$(74,265)	$(121,796)

CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES
New borrowings	101,000	166,750
Repayment of debt	(142,886)	(144,317)
Proceeds from issuance of common stock in employee stock purchase plan	489	523
Financing costs	—	22

Net cash flows (used in) provided by financing activities	$(41,397)	$22,978

Net (decrease) increase in cash and cash equivalents	$(3,571)	$11,682
CASH AND CASH EQUIVALENTS, beginning of period	$25,815	$31,224

CASH AND CASH EQUIVALENTS, end of period	$22,244	$42,906

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$90,982	$99,576
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING ACTIVITIES:
Capital expenditures financed through capital leases	$—	$8,286

(5) Capital Expenditure Data

MEDIACOM COMMUNICATIONS CORPORATION
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2004	2003
Customer premise equipment	$27,820	$50,700
Scalable infrastructure	18,788	20,700
Line extensions	16,577	11,500
Upgrade/Rebuild	7,829	37,200
Support capital	10,011	20,075

Total	$81,025	$140,175

(6) Reconciliation Data — Historical

MEDIACOM COMMUNICATIONS CORPORATION
Reconciliation of OIBDA to Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2004	2003
OIBDA	$108,424	$104,712
Depreciation and amortization	(55,492)	(83,312)

Operating income	$52,932	$21,400

	Six Months Ended
	June 30,
	2004	2003
OIBDA	$212,691	$201,907
Depreciation and amortization	(108,195)	(161,478)

Operating income	$104,496	$40,429

(6) Reconciliation Data – Historical (continued)

MEDIACOM COMMUNICATIONS CORPORATION
Reconciliation of Unlevered Free Cash Flow and Free Cash Flow
to Net Cash Flows Provided by Operating Activities
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2004	2003
Unlevered free cash flow	$131,421	$61,547
Interest expense, net	(94,567)	(97,589)

Free cash flow	$36,854	$(36,042)
Capital expenditures	81,025	140,175
Other expenses	(1,636)	(1,945)
Change in assets and liabilities, net	(4,152)	8,312

Net cash flows provided by operating activities	$112,091	$110,500

(7) Calculation – Unlevered Free Cash Flow and Free Cash Flow

MEDIACOM COMMUNICATIONS CORPORATION
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2004	2003
OIBDA	$108,424	$104,712
Cash taxes	(164)	(115)
Capital expenditures	(41,184)	(70,172)

Unlevered free cash flow	$67,076	$34,425
Interest expense, net	(47,403)	(48,883)

Free cash flow	$19,673	$(14,458)

	Six Months Ended
	June 30,
	2004	2003
OIBDA	$212,691	$201,907
Cash taxes	(245)	(185)
Capital expenditures	(81,025)	(140,175)

Unlevered free cash flow	$131,421	$61,547
Interest expense, net	(94,567)	(97,589)

Free cash flow	$36,854	$(36,042)

(8) Summary Operating Statistics

MEDIACOM COMMUNICATIONS CORPORATION

	Actual	Actual	Actual
	June 30,	March 31,	June 30,
	2004	2004	2003
Homes passed	2,771,000	2,766,000	2,732,000
Revenue Generating Units (RGUs):
Basic subscribers	1,491,000	1,533,000	1,560,000
Digital customers	373,000	372,000	385,000
Data customers	327,000	302,000	234,000

Total RGUs	2,191,000	2,207,000	2,179,000
RGU Penetration (a)	79.1%	79.8%	79.8%
Average monthly revenue per RGU (b)	$40.56	$39.80	$38.64
Video
Basic subscribers	1,491,000	1,533,000	1,560,000
Basic penetration	53.8%	55.4%	57.1%
Digital customers	373,000	372,000	385,000
Digital penetration (c)	25.0%	24.3%	24.7%
Average monthly video revenue per basic subscriber (d)	$47.83	$46.87	$45.41
Data
Data customers	327,000	302,000	234,000
Data penetration (e)	11.8%	10.9%	8.6%
Average monthly data revenue per data customer	$40.42	$41.83	$40.61
Average monthly revenue per basic subscriber (f)	$58.99	$57.10	$53.48
Customer Relationships (g)	1,522,000	1,562,000	1,582,000

(a)	Represents RGUs as a percentage of homes passed.
(b)	Represents average monthly revenues for the last three months of the period divided by average RGUs for such period.
(c)	Represents digital subscribers as a percentage of basic subscribers.
(d)	Represents average monthly video revenues for the last three months of the period divided by average basic subscribers for such period.
(e)	Represents data subscribers as a percentage of homes passed.
(f)	Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.
(g)	The total number of customers that receive at least one level of service, encompassing video and data services, without regard to which service(s) customers purchase.

End of Filing